UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PURE PHARMACEUTICALS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State of Incorporation)	75-3227592 (IRS Employer Identification Number)

P.O. Box 55
1594 Stone Mill Park
Bellona, NY
14415
Phone: 315-849-2822
(Address and telephone number of
Principal Executive Offices)

Title of each class to be so registered None	Name of each exchange on which each class is to be registered Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑

Securities Act registration statement file number to which this form relates: Form SB-2; File No. 333-134659

Securities to be registered pursuant to Section 12(g) of the Act:

6,600,000 Common Stock, par value $0.001
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's Registration Statement on Form SB-2, as amended, filed with the Commission (File No. 333-134659) is incorporated by reference into this registration statement.

Item 2.  Exhibits

The following exhibits are incorporated herein by reference to the Registrant's Form SB-2 Registration Statement, as amended, filed with the Commission (File No. 333-134659).  Such Exhibits are incorporated herein by reference to Rule 12b – 32:

Exhibit No.	Description
3.1	Articles of Incorporation
3.3	Bylaws
5.1	Revised Opinion of O'Neill Law Group PLLC
23.1	Consent of Dale Matheson Carr Hilton Labonte LLP, Chartered Accounts.
23.2	Consent of O'Neill Law Group PLLC (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Pure Pharmaceuticals Corporation
(Registrant)
Dated: October 31, 2007

By:  /s/ Roger Gordon
Roger Gordon, President and Director